UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 15, 2011

Hines Global REIT, Inc.
__________________________________
Exact name of registrant as specified in its charter)

Maryland	000-53964	26-3999995
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2800 Post Oak Blvd, Suite 5000, Houston, Texas	77056-6118
(Address of principal executive offices)	(Zip Code)

(888) 220-6121
Registrant’s telephone number, including area code:

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note.

On December 15, 2011, Hines Global REIT 100/140 Fourth Ave LLC, a wholly-owned subsidiary of Hines Global REIT Properties LP ("the Operating Partnership"), which is a subsidiary of Hines Global REIT, Inc. ("Hines Global"), acquired Fisher Plaza, a two-building office complex located in Seattle, Washington.  The seller is not affiliated with Hines Global or its affiliates.

On December 21, 2011, Hines Global filed a Current Report on Form 8-K (the "Initial Report") with regard to the acquisition of Fisher Plaza. After reasonable inquiry, Hines Global is not aware of any material factors relating to the property that would cause the reported financial information not to be necessarily indicative of future operating results. This amendment is being filed for the sole purpose of filing the financial statements and pro forma financial information required by Item 9.01 of Form 8-K, and should be read in conjunction with the Initial Report.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Real Estate Property Acquired. The following financial statements are submitted at the end of this Current Report on Form 8-K/A and are filed herewith and incorporated herein by reference.

Fisher Plaza, Seattle, Washington—For the Nine Months Ended September 30, 2011 (Unaudited) and the Year Ended December 31, 2010

Independent Auditors’ Report
Statements of Revenues and Certain Operating Expenses
Notes to Statements of Revenues and Certain Operating Expenses

(b) Unaudited Pro Forma Financial Information. The following financial information is submitted at the end of this Current Report on Form 8-K/A and is filed herewith and incorporated herein by reference.

Hines Global REIT, Inc.

Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2011
Unaudited Pro Forma Consolidated Statement of Operations for the Nine Months Ended September 30, 2011
Unaudited Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 2010
Notes to Unaudited Pro Forma Consolidated Financial Statements

(d) Exhibits - None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hines Global REIT, Inc.

February 29, 2012	By:	/s/ J. Shea Morgenroth
Name: J. Shea Morgenroth
Title: Chief Accounting Officer and Treasurer

INDEPENDENT AUDITORS’ REPORT

To the Partners of
Hines Global REIT Properties, L.P.
Houston, TX

We have audited the accompanying statement of revenues and certain operating expenses (the “Historical Summary”) of Fisher Plaza, a two-building office complex located in Seattle, Washington for the year ended December 31, 2010. This Historical Summary is the responsibility of the Property’s management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as it relates to the Historical Summary as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting as it relates to the Historical Summary. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in this Form 8-K of Hines Global REIT, Inc.) as discussed in Note 2 to the Historical Summary and is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, such Historical Summary presents fairly, in all material respects, the revenues and certain operating expenses discussed in Note 2 to the Historical Summary of the Property for the year ended December 31, 2010 in conformity with accounting principles generally accepted in the United States of America.

/s/ Saville Dodgen & Company, PLLC

Dallas, Texas
February 29, 2012

FISHER PLAZA, SEATTLE, WASHINGTON
STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES
For the Nine Months Ended September 30, 2011 (unaudited) and for the Year Ended December 31, 2010

	Nine Months Ended
	September 30, 2011 (unaudited)	Year Ended December 31, 2011
Rental revenue	$6,690,039	$8,430,530
Other revenue	6,251,510	7,726,090
Total revenues	12,941,549	16,156,620
Certain Operating Expenses:
Utilities	2,632,402	3,444,246
Real estate taxes	634,354	814,644
Repairs and maintenance	1,129,107	1,638,095
Salaries and wages	632,559	747,505
Building management services	102,909	332,994
Insurance	201,342	273,459
Parking garage expense	211,358	320,482
Colocation expenses	345,225	453,994
Total certain operating expenses	5,889,256	8,025,419
Revenues in excess of certain operating expenses	$7,052,293	$8,131,201

See accompanying notes to statements of revenues and certain operating expenses.

FISHER PLAZA, SEATTLE, WASHINGTON
NOTES TO STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES
For the Nine Months Ended September 30, 2011 (unaudited) and for the Year Ended December 31, 2010

(1)  Organization

Fisher Plaza (the “Property”) is a two-building office complex located in Seattle, Washington that contains 293,727 square feet (unaudited) of rentable area. The Property was acquired by Hines Global REIT 100/140 Fourth Ave LLC, (the "Company") a wholly-owned subsidiary of Hines Global REIT Properties LP (the "Operating Partnership"), which is a subsidiary of Hines Global REIT, Inc. (“Hines Global”). The acquisition was completed on December 15, 2011.

(2)  Basis of Presentation

The statements of revenues and certain operating expenses (the “Historical Summaries”) have been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. These Historical Summaries include the historical revenues and operating expenses of the Property, exclusive of telephone and switch service revenue and expense, intercompany transactions, fire reimbursement amounts, disposals of leasehold improvements, any other owner-specific expenses, depreciation and amortization and management fees, which may not be comparable to the corresponding amounts reflected in the future operations of the Property.

The statement of revenues and certain operating expenses and notes thereto for the nine months ended September 30, 2011 included in this report are unaudited.  In the opinion of the Company’s management, all adjustments necessary for a fair presentation of such statement of revenues and certain operation expenses have been included.  Such adjustments consisted of normal recurring items.  Interim results are not necessarily indicative of results for a full year.

(3)  Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the Property’s management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

(4)  Significant Accounting Policies

(a) Revenue Recognition

The Property’s operations consist of rental revenue earned from tenants under leasing arrangements for office, data center, colocation and carrier space. Office and data center leases generally provide for minimum rents, escalations, and charges to tenants for their pro rata share of real estate taxes and operating expenses.   Colocation and carrier leases only provide for minimum rents.

The tenant leases have been accounted for as operating leases.  Rental revenue is recognized by amortizing the aggregate lease payments on the straight-line basis over the entire terms of the leases, which resulted in contractual rent in excess of rental revenue by $388 (unaudited) for the nine months ended September 30, 2011 and in excess of rental revenue of $2,741 for the year ended December 31, 2010.

The Property earns electrical infrastructure fees from data center, colocation and carrier leases. These fees relate to the usage of electricity and are classified as other revenue.

(b)  Repairs and Maintenance

Expenditures for repairs and maintenance are expensed as incurred.

FISHER PLAZA, SEATTLE, WASHINGTON
NOTES TO STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES – (Continued)

(5)  Rental Revenue

The aggregate annual minimum cash payments to be received on the noncancelable operating leases in effect as of December 31, 2010 is as follows:

Year ending December 31:	Amount
2011	$5,527,411
2012	5,195,295
2013	4,594,466
2014	4,327,917
2015	3,556,439
Thereafter	17,372,277
Total	$40,573,805

Total minimum future rental revenue represents the base rent that tenants are required to pay under the terms of their leases exclusive of charges for contingent rents, operating expenses and real estate taxes.  The annual minimum future rental revenue reflects the annual base rent in effect at December 31, 2010. There were no significant contingent rents for the year ended December 31, 2010.

Of the total rental revenue for the year ended December 31, 2010, 23% was earned from a tenant in the technology industry whose lease expires in 2019.  The Property did not earn rental revenue from any other tenants or industry concentration of tenants that represent more than 10% of its total rental revenue for the year ended December 31, 2010.

Fisher Communications, Inc. (“Fisher”) occupies 121,069 square feet or 41% of the Property. During the year ended December 31, 2010, the Property was owned by Fisher, therefore, no rental revenue is included in the Historical Summaries nor is it included in the minimum future rental revenue amounts above. A lease agreement was executed concurrent with the sale and as such future periods will reflect the respective revenue.

(6)  Subsequent Events

The Property has evaluated events that occurred after December 31, 2010 and through February 29, 2012, the date these financial statements were available for issue, and no subsequent events that met recognition or disclosure criteria were identified.

* * * * *

HINES GLOBAL REIT, INC.
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Hines Global REIT, Inc. (“Hines Global”) and, together with Hines Global REIT Properties, LP (the “Operating Partnership”), (the “Company”) made the following acquisitions since inception:

Property Name	Date of Acquisition	Net Purchase Price
17600 Gillette	June 9, 2010	$20.4 million
Brindleyplace Project	July 7, 2010	$282.5 million
Hock Plaza	September 8, 2010	$97.9 million
Southpark	October 19, 2010	$31.2 million
Fifty South Sixth	November 4, 2010	$185.0 million
Stonecutter Court	March 11, 2011	$146.8 million
FM Logistic	April 27, 2011	$70.8 million
Gogolevsky 11	August 25, 2011	$96.1 million
250 Royall Street	September 9, 2011	$57.0 million
Campus at Marlborough	October 28, 2011	$103.0 million
Fisher Plaza	December 15, 2011	$160.0 million
9320 Excelsior Boulevard	December 27, 2011	$69.5 million

On October 28, 2011, a subsidiary of the Company acquired the Campus of Marlborough, a complex of three interconnected office buildings and one amenity building along with an undeveloped parcel of land located in Marlborough, Massachusetts. The Campus at Marlborough consists of 532,246 square feet of net rentable area.  The net purchase price for the Campus at Marlborough was $103.0 million exclusive of transaction costs, financing fees and working capital reserves.  Hines Global funded the acquisition using proceeds from its current public offering along with the assumption of an existing $57.4 million mortgage loan with Bear Stearns Commercial Mortgage, Inc.

On December 15, 2011, a subsidiary of the Company acquired Fisher Plaza, a two-building office complex located in Seattle, Washington that consists of 293,727 square feet.  The net purchase price for Fisher Plaza was $160.0 million exclusive of transaction costs and working capital reserves.  Hines Global funded the acquisition using proceeds from its current public offering.

On December 27, 2011, a subsidiary of the Company acquired 9320 Excelsior Boulevard, an office building located in Minneapolis, Minnesota that consists of 254,915 square feet.  The net purchase price for 9320 Excelsior Boulevard was $69.5 million exclusive of transaction costs and working capital reserves.  Hines Global funded the acquisition using proceeds from its current public offering and proceeds from a bridge loan.

The unaudited pro forma consolidated statements of operations assume that all acquisitions described above occurred on January 1, 2010.  However, there are no pro forma adjustments for 9320 Excelsior Boulevard included in the unaudited pro forma consolidated financial statements since the financial statements are not currently required to be filed for this recent acquisition.

In management’s opinion, all adjustments necessary to reflect the effects of these acquisitions have been made. The unaudited pro forma consolidated statements of operations are not necessarily indicative of what actual results of operations would have been had the Company made these acquisitions on the first day of the period presented, nor does it purport to represent the results of operations for future periods. In addition, pro forma adjustments related to the purchase price allocations of the Campus at Marlborough and Fisher Plaza are preliminary and subject to change.

HINES GLOBAL REIT, INC.
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
As of September 30, 2011
(In thousands, except per share amounts)

	September 30, 2011	Adjustments for Fisher Plaza Acquisition		Other Adjustments		Pro Forma
ASSETS
Investment property, net	$688,450	$130,950	(a)	$78,020	(d)	$897,420
Cash and cash equivalents	229,425	(160,000)	(a)	(39,476)	(e)	29,949
Restricted cash	4,792	—		—		4,792
Tenant and other receivables	11,039	—		—		11,039
Intangible lease assets, net	237,050	35,820	(a)	26,960	(d)	299,830
Deferred leasing costs, net	1,662	—		—		1,662
Deferred financing costs, net	7,606	—		—		7,606
Other assets	8,148	—		(6,108)	(e)	2,040
Total Assets	$1,188,172	6,770		59,396		$1,254,338
LIABILITIES AND EQUITY
Liabilities:
Accounts payable and accrued expenses	$20,683	386	(b)	114	(f)	$21,183
Due to affiliates	2,660	3,200	(c)	2,634	(g)	8,494
Intangible lease liabilities, net	8,371	6,770	(a)	1,980	(d)	17,121
Other liabilities	13,121	—		—		13,121
Interest rate swap contracts	13,006	—		—		13,006
Distributions payable	6,408	—		—		6,408
Notes payable	507,823	—		57,416	(e)	565,239
Total liabilities	572,072	10,356		62,144		644,572

Commitments and Contingencies	—	—		—		—

Equity:
Stockholders’ equity:
Preferred shares, $.001 par value; 500,000 preferred shares authorized, none issued or outstanding as of September 30, 2011	—	—		—		—
Common shares, $.001 par value; 1,500,000 common shares authorized, 80,303 common shares issued and outstanding as of September 30, 2011	80	—		—		80
Additional paid-in capital	666,907	—		—		666,907
Accumulated deficit	(67,688)	(3,586)	(b)(c)	(2,748)	(f)(g)	(74,022)
Accumulated other comprehensive income	(17,371)	—		—		(17,371)
Total stockholders’ equity	581,928	(3,586)		(2,748)		575,594
Noncontrolling interests	34,172	—		—		34,172
Total Equity	616,100	(3,586)		(2,748)		609,766
Total Liabilities and Equity	$1,188,172	$6,770		$59,396		$1,254,338

See notes to unaudited pro forma consolidated balance sheet and notes to unaudited pro forma consolidated financial statements.

Notes to Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2011

Adjustments for Fisher Plaza Acquisition

(a)
To record the pro forma effect of the Company’s $160.0 million acquisition of Fisher Plaza, assuming it had occurred on September 30, 2011.  The net purchase price was allocated to investment property, net and intangible lease assets and liabilities.  The acquisition was funded using proceeds from the Company’s current public offering.  Pro forma adjustments related to the purchase price allocation of Fisher Plaza are preliminary and subject to change.

(b)	To record the pro forma effect of the Company's acquisition expenses related to the acquisition of Fisher Plaza.

(c)	To record the pro forma effect of the Company's 2% acquisition fee related to the acquisition of Fisher Plaza.

Other Adjustments

(d)
To record the pro forma effect of the Company’s $103.0 million acquisition of the Campus at Marlborough, assuming it had occurred on September 30, 2011.  The net purchase price was allocated to investment property, net and intangible lease assets and liabilities.  Pro forma adjustments related to the purchase price allocation of the Campus at Marlborough are preliminary and subject to change.

(e)
The acquisition was funded using proceeds from the Company’s current public offering and the assumption of an existing $57.4 million mortgage loan.  Additionally, as of September 30, 2011, the Company had funded approximately $6.1 million related to the Campus at Marlborough acquisition which was recorded in the other assets line item on the consolidated balance sheet.

(f)	To record the pro forma effect of the Company's acquisition expenses related to the acquisition of the Campus at Marlborough.

(g)	To record the pro forma effect of the Company's 2% acquisition fee and 1% debt financing fee related to the acquisition of the Campus at Marlborough.

HINES GLOBAL REIT, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the Nine Months Ended September 30, 2011
(In thousands, except per share amounts)

		Adjustments for Fisher Plaza Acquisition		Other Adjustments		Pro Forma
	Nine Months Ended September 30, 2011
Revenues:
Rental revenue	$59,350	$11,158	(a)(b)	$26,270	(c)	$96,778
Other revenue	4,990	6,252	(a)	617	(c)	11,859
Total revenues	64,340	17,410		26,887		108,637
Expenses:
Property operating expenses	12,694	5,255	(a)	4,475	(c)	22,424
Real property taxes	4,984	634	(a)	1,757	(c)	7,375
Property management fees	1,579	435	(a)	1,090	(c)	3,104
Depreciation and amortization	37,256	6,136	(a)	13,048	(c)	56,440
Acquisition related expenses	3,819	—		(3,556)	(d)	263
Asset management and acquisition fees	11,354	1,800	(e)	(5,182)	(e)	7,972
General and administrative expenses	2,477	—		—		2,477
Total expenses	74,163	14,260		11,632		100,055
Income (loss) before other income (expenses) and provision for income taxes	(9,823)	3,150		15,255		8,582
Other income (expenses):
Loss on interest rate swap contracts	(16,163)	—		—		(16,163)
Other gains	36	—		57		93
Interest expense	(16,233)	—		(5,153)	(f)	(21,386)
Interest income	107	—		18		125
Income (loss) before provision for income taxes	(42,076)	3,150		10,177		(28,749)
Provision for income taxes	(1,638)	—		(1,227)	(b)	(2,865)
Net income (loss)	(43,714)	3,150		8,950		(31,614)
Net (income) loss attributable to noncontrolling interests	1,899	—		—		1,899
Net income (loss) attributable to common stockholders	$(41,815)	$3,150		$8,950		$(29,715)
Basic and diluted loss per common share:	$(0.68)					$(0.38)
Weighted average number common shares outstanding	61,360			16,034	(g)	77,394

See notes to unaudited pro forma consolidated statement of operations and notes to unaudited pro forma consolidated financial statements.

Notes to Unaudited Pro Forma Consolidated Statement of Operations for the
Nine Months Ended September 30, 2011

(a)
To record the pro forma effect of the Company’s acquisition of Fisher Plaza (based on its historical results of operations which includes adjustments related to the purchase price allocation which was performed upon acquisition) assuming that the acquisition had occurred on January 1, 2010.

(b)
In connection with the purchase of Fisher Plaza, Fisher (a wholly-owned subsidiary of the seller, Fisher Media Services Company), entered into a lease of 120,969 square feet or approximately 41% of the buildings' net rentable area, that expires in December 2023.  These adjustments include $4.4 million related to the pro forma effect of the Fisher lease assuming the lease had been executed as of January 1, 2010.

(c)
To record the pro forma effect of the Company’s acquisitions of Stonecutter Court, FM Logistic, Gogolevsky 11, 250 Royall and the Campus at Marlborough based on their historical results of operations assuming that the acquisitions had occurred on January 1, 2010.

(d)
To eliminate the effect of non-recurring acquisition expenses recorded in relation to the Company’s acquisitions of Stonecutter Court, FM Logistic, Gogolevsky 11, 250 Royall, the Campus at Marlborough.

(e)
To record the pro forma effect of the Company's 1.5% asset management fee assuming that the acquisitions of Stonecutter Court, FM Logistic, Gogolevsky 11, 250 Royall, the Campus at Marlborough and Fisher Plaza had occurred on January 1, 2010. In addition, these adjustments include amounts required to eliminate the effect of non-recurring acquisition fees included in the Company’s statement of operations for the nine months ended September 30, 2011 related to these acquisitions of $12.7 million.

(f)
To record the pro forma effect of the Company’s interest expense assuming that the Company had permanent financing in place as of January 1, 2010 related to its acquisitions of Stonecutter Court, Gogolevsky 11 and the Campus at Marlborough.  Related to the acquisition of the Campus at Marlborough, the Company assumed an existing $57.4 million amortizing mortgage loan which bears interest at a rate of 5.21% and matures in December 2014.   See Note 4 – Debt Financing in our Quarterly Report on Form 10-Q for the nine months ended September 30, 2011 for further details related to Stonecutter Court and Gogolevsky 11.

(g)
To record the pro forma effect of the proceeds required from the issuance of shares of the Company’s common stock to complete the acquisitions described in (a), less amounts received from the financing activities described in (d) above.  This adjustment assumes that the Company sold shares at a price of $10 per share less commissions, dealer manager fees and issuer costs.

Pro Forma Year Ended September 30, 2011
Cash needed to acquire 17600 Gillette	$20,350
Cash needed to acquire the Brindleyplace Project	59,290
Cash needed to acquire Hock Plaza	17,933
Cash needed to acquire Southpark	13,187
Cash needed to acquire Fifty South Sixth	89,992
Cash needed to acquire Stonecutter Court	54,751
Cash needed to acquire FM Logistic	70,848
Cash needed to acquire Gogolevsky 11	92,135
Cash needed to acquire 250 Royall	57,000
Cash needed to acquire the Campus at Marlborough	45,584
Cash needed to acquire Fisher Plaza	160,000
681,070

Net cash received from each share of common stock issued	$8.80

Common stock needed to purchase the properties listed above	77,394
Less: Historical weighted average common shares outstanding	(61,360)
16,034

HINES GLOBAL REIT, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2010
(In thousands, except per share amounts)

		Adjustments for Fisher Plaza Acquisition		Other Adjustments		Pro Forma
	Year Ended December 31, 2010
Revenues:
Rental revenue	$23,158	$14,387	(a)(b)	$94,757	(c)	$132,302
Other revenue	1,716	7,726	(a)	4,750		14,192
Total revenues	24,874	22,113		99,507		146,494
Expenses:
Property operating expenses	5,832	7,211	(a)	18,502	(c)	31,545
Real property taxes	1,280	815	(a)	7,754	(c)	9,849
Property management fees	626	553	(a)	2,884	(c)	4,063
Depreciation and amortization	16,029	8,181	(a)	55,157	(c)	79,367
Acquisition related expenses	15,678	—		(15,467)	(d)	211
Asset management and acquisition fees	11,236	2,400	(e)	(3,006)	(e)	10,630
General and administrative expenses	1,866	—		—		1,866
Total expenses	52,547	19,160		65,824		137,531
Income (loss) before other income (expenses) and provision for income taxes	(27,673)	2,953		33,683		8,963
Other income (expenses):
Loss on interest rate swap contracts	2,800	—		—		2,800
Other gains	39	—		181		220
Interest expense	(6,035)	—		(22,347)	(f)	(28,382)
Interest income	110	—		103		213
Income (loss) before provision for income taxes	(30,759)	2,953		11,620		(16,186)
Provision for income taxes	(657)	—		(3,069)	(g)	(3,726)
Net income (loss)	(31,416)	2,953		8,551		(19,912)
Net (income) loss attributable to noncontrolling interests	5,951	—		(3,929)	(h)	2,022
Net income (loss) attributable to common stockholders	$(25,465)	$2,953		$4,622		$(17,890)
Basic and diluted loss per common share:	$(1.30)					$(0.23)
Weighted average number common shares outstanding	19,597			57,797	(i)	77,394

See notes to unaudited pro forma consolidated statement of operations and notes to unaudited pro forma consolidated financial statement.

Notes to Unaudited Pro Forma Consolidated Statement of Operations for the
Year Ended December 31, 2010

(a)
To record the pro forma effect of the Company’s acquisition of Fisher Plaza (based on its historical results of operations which includes adjustments related to the purchase price allocation which was performed upon acquisition) assuming that the acquisition had occurred on January 1, 2010.

(b)
In connection with the purchase of Fisher Plaza, Fisher (a wholly-owned subsidiary of the seller, Fisher Media Services Company), entered into a lease of 120,969 square feet or approximately 41% of the buildings' net rentable area, that expires in December 2023.  These adjustments include $5.8 million related to the pro forma effect of the Fisher lease assuming the lease had been executed as of January 1, 2010.

(c)
To record the pro forma effect of the Company’s acquisitions of 17600 Gillette, the Brindleyplace Project, Hock Plaza, Southpark, Fifty South Sixth, Stonecutter Court, FM Logistic, Gogolevsky 11, 250 Royall and the Campus at Marlborough based on their historical results of operations assuming that the acquisitions had occurred on January 1, 2010.

(d) To eliminate the effect of non-recurring acquisition expenses recorded in relation to the Company’s acquisitions.

(e)
To record the pro forma effect of the Company's 1.5% asset management fee assuming that the Company’s acquisitions had occurred on January 1, 2010. In addition, this adjustment includes amounts required to eliminate the effect of non-recurring acquisition fees included in the Company’s statement of operations for the twelve months ended December 31, 2010 related to these acquisitions of $10.0 million.

(g)
To record the pro forma effect of the Company’s interest expense.  This calculation is based on the predication that all permanent financing assumed or arranged in connection with its acquisitions occurred on January 1, 2010 using the actual terms of the agreement.  Related to the acquisition of the Campus at Marlborough, the Company assumed an existing $57.4 million amortizing mortgage loan which bears interest at a rate of 5.21% and matures in December 2014.  See Note 4 – Debt Financing in our Quarterly Report on Form 10-Q for the nine-months ended September 30, 2011 for further details on all other acquisitions.

(h)
The Company owns a 60% interest in the Brindleyplace Project through the Brindleyplace JV, a joint venture it formed with Moorfield Real Estate Fund II GP Ltd. ("Moorfield"). The Company has consolidated the Brindleyplace JV and its wholly-owned subsidiaries in its financial statements. The purpose of this adjustment is to allocate 40% of the pro forma net income of the Brindleyplace JV to Moorfield in accordance with the joint venture agreement.

(i)
To record the pro forma effect of the proceeds required from the issuance of shares of the Company’s common stock to complete the acquisitions described in (a), less amounts received from the financing activities described in (g) above.  This adjustment assumes that the Company sold shares at a price of $10 per share less commissions, dealer manager fees and issuer costs.

Pro Forma Year Ended December 31, 2010
Cash needed to acquire 17600 Gillette	$20,350
Cash needed to acquire the Brindleyplace Project	59,290
Cash needed to acquire Hock Plaza	17,933
Cash needed to acquire Southpark	13,187
Cash needed to acquire Fifty South Sixth	89,992
Cash needed to acquire Stonecutter Court	54,751
Cash needed to acquire FM Logistic	70,848
Cash needed to acquire Gogolevsky 11	92,135
Cash needed to acquire 250 Royall	57,000
Cash needed to acquire the Campus at Marlborough	45,584
Cash needed to acquire Fisher Plaza	160,000
681,070

Net cash received from each share of common stock issued	$8.80

Common stock needed to purchase the properties listed above	77,394
Less: Historical weighted average common shares outstanding	(19,597)
57,797

Notes to Unaudited Pro Forma Consolidated Statement of Operations
For the Nine Months Ended September 30, 2011 and
the Year Ended December 31, 2010

(1)  Investment Properties Acquired After January 1, 2010

On June 9, 2010, the Company acquired 17600 Gillette, a two-story office building located in Irvine, California. The building was constructed in 1977 and contains 98,925 square feet of rentable area which is 100% leased to one tenant.

On July 7, 2010, the Brindleyplace JV consummated its acquisition of the Brindleyplace Project. The Brindleyplace Project consists of five office buildings including ground-floor retail, restaurant and theatre space, and a 903-space multi-story parking garage constructed from 1997 - 2000. The Brindleyplace Project consists of 560,200 square feet of rentable area that is 99.2% leased to 32 tenants.

On September 8, 2010 the Company acquired Hock Plaza, a 12-story office building located in Durham, North Carolina.  Hock Plaza was constructed in 2004 and consists of 327,160 square feet of rentable area that is 99% leased to three tenants.

On October 19, 2010, the Company acquired Southpark, an industrial/flex office park complex of four buildings located in Austin, Texas. Southpark was constructed in 2001 and consists of 372,125 square feet of rentable area that is 94% leased to eight tenants.

On November 4, 2010, the Company acquired Fifty South Sixth, a 29-story office building located in Minneapolis, Minnesota. Fifty South Sixth was constructed in 2001 and consists of 698,783 square feet of rentable area that is 94% leased to thirty-two tenants.

On March 11, 2011, the Company acquired all of the share capital of Sofina for the sole purpose of acquiring Stonecutter Court, a core office building with two adjacent, ancillary buildings located in London, United Kingdom. Stonecutter Court was constructed in 1995 and consists of 152,829 square feet of rentable area that is 100% leased to three tenants.

On April 27, 2011, a subsidiary of the Company acquired Dolorous Limited and Ifmall Finance Ltd. for the sole purpose of acquiring FM Logistic Industrial Park. FM Logistic Industrial Park was constructed from 1998 - 2004 and consists of 748,578 square feet of rentable area that is 100% leased to one tenant.

On August 25, 2011, a subsidiary of the Company acquired Maxrange and Fibersoft Limited for the sole purpose of acquiring Gogolevsky 11, a nine-story office building located in Moscow, Russia.  Gogolevsky 11 was constructed in 1996 and consists of 85,740 square feet of rentable area that is 100% leased to six tenants.

On September 9, 2011, a subsidiary of the Company acquired 250 Royall Street, an office building located in Canton, Massachusetts.  250 Royall Street was constructed in 2002 and consists of 185,171 square feet of rentable area that is 100% leased to one tenant.

On October 28, 2011, a subsidiary of the Company acquired the Campus of Marlborough, a complex of three interconnected office buildings and one amenity building along with an undeveloped parcel of land located in Marlborough, Massachusetts. The Campus at Marlborough was constructed in 1999 and consists of 532,246 square feet of rentable area that is 100% leased to six tenants.

On December 15, 2011, a subsidiary of the Company acquired Fisher Plaza, a two-building office complex located in Seattle, Washington that was constructed from 2000 – 2003 and consists of 293,727 square feet of rentable area and is 96% leased to 39 tenants.

On December 27, 2011, a subsidiary of the Company acquired 9320 Excelsior Boulevard, an office building located in Minneapolis, Minnesota that was constructed in 2010 and consists of 254,915 square feet of rentable area.  In connection with this acquisition, the Company entered into a lease with Cargill, Inc (the seller) for all of the net rentable area of the building.

The unaudited pro forma consolidated statements of operations assume that all acquisitions described above occurred on January 1, 2010.  However, as described previously, there are no pro forma adjustments for 9320 Excelsior Boulevard included in the unaudited pro forma consolidated financial statements since the financial statements are not currently required to be filed for this recent acquisition.